Exhibit 10.1

JOINDER AND AMENDMENT NO. 6 REGARDING

CREDIT AGREEMENT

dated as of September 26, 2011

among

SAGENT PHARMACEUTICALS and

SAGENT PHARMACEUTICALS, INC.

each as Borrower and collectively as Borrowers

and

MIDCAP FUNDING IV, LLC,

as Agent and as a Lender

and

THE ADDITIONAL LENDERS

FROM TIME TO TIME PARTY THERETO

Originally dated as of June 16, 2009

JOINDER AND AMENDMENT NO. 6 REGARDING CREDIT AGREEMENT

This JOINDER AND AMENDMENT NO. 6 REGARDING CREDIT AGREEMENT (this “Agreement”) dated as of September 26, 2011 is by and among SAGENT PHARMACEUTICALS, a Wyoming corporation (“Existing Borrower”), SAGENT PHARMACEUTICALS, INC., a Delaware corporation (“New Borrower”; and together with Existing Borrower, sometimes referred to individually, each a “Borrower” and collectively as the “Borrowers”), MIDCAP FUNDING IV, LLC, a Delaware limited liability company (“MCF”) as Agent (in such capacity, “Agent”) and as a Lender, and SILICON VALLEY BANK, a California corporation (“SVB”), as a Lender (collectively, with MCF, in its capacity as a Lender, “Lenders”).

RECITALS

A. Existing Borrower, Agent and the Lenders are party to that certain Credit and Security Agreement dated as of June 16, 2009 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), pursuant to which Lenders agreed to make available to Existing Borrower a revolving loan facility in the maximum principal amount of $25,000,000. Capitalized terms used but not defined in this Agreement shall have the meanings that are set forth in the Credit Agreement.

B. New Borrower is the parent company of Existing Borrower, and is required pursuant to Section 4.11(e) of the Credit Agreement to join into the Credit Agreement and the other Financing Documents as if an original signatory thereto.

C. The parties now agree to amend the Credit Agreement to make these changes all in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrowers hereby agree as follows:

1. Joinder of New Borrower. Subject to the satisfaction of the conditions precedent set forth in Section 7 hereof:

(a) New Borrower hereby joins in, assumes, adopts and becomes a Borrower under the Credit Agreement and all other Financing Documents. All references to Borrower or Borrowers contained in the Financing Documents are hereby deemed for all purposes to also refer to and include New Borrower as a Borrower. Accordingly, New Borrower hereby agrees to be bound by all of the conditions, covenants, representations, warranties, and other agreements set forth in the Credit Agreement and the other Financing Documents, and hereby agrees to promptly execute all further documentation required by Agent or Lenders to be executed by New Borrower, consistent with the terms of the Credit Agreement and the other Financing Documents.

(b) Without limiting the generality of the provisions of subparagraph (a) above, New Borrower is thereby jointly and severally liable, along with all other Borrowers for all existing and future Loans and other Obligations incurred at any time by any one or more Borrowers under the Financing Documents.

2. Specific Grant of Security Interest. As security for the payment and performance of the Obligations and without limiting any other grant of a Lien and security interest in any Security Document, New Borrower hereby assigns and grants to Agent, for the benefit of itself and Lenders, a continuing first priority Lien on and security interest in, upon, and to, the personal property set forth on Exhibit A attached hereto and made a part hereof. Existing Borrower hereby reconfirms the prior security interest in and Lien on the personal property set forth on Schedule 9.1 attached to and made a part of the Credit Agreement.

3. Specific Amendments to Credit Agreement.

(a) Definitions.

(i) The definition of “Change of Control” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and amended and restated to read as follows:

“Change in Control” means any of the following: (a) any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act) shall become the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of capital stock representing more than 35% of the capital stock of Holdings on a fully diluted basis; (b) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Holdings cease to be occupied by Persons who either (i) were members of the board of directors of Holdings on September 26, 2011 or (ii) were nominated for election by the board of directors of Holdings, a majority of whom were directors on the Amendment No. 6 Effective Date or whose election or nomination for election was previously approved by a majority of such directors; (c) Holdings shall cease to own, directly or indirectly, 100% of the outstanding capital stock of Sagent or (d) any “Change of Control”, “Change in Control” or terms of similar import under any Subordinated Debt Document or under any Affiliated Financing Document.”

(ii) The definition of “Holdings” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and amended and restated to read as follows:

“Holdings” means Sagent Pharmaceuticals, Inc., a Delaware corporation, the holder of 100% of the Equity Interests of Sagent.

(iii) The definition of “Permitted Contingent Obligations” in Section 1.1 of the Credit Agreement is hereby amended by replacing the reference in subsection b(v) to “$200,000” with “$300,000”.

(iv) The definition of “Permitted Contingent Obligations” in Section 1.1 of the Credit Agreement is hereby amended by deleting subsection b(x) of the definition in its entirety and restating it to read as follows:

“(x) Contingent Obligations by a Borrower in favor of obligations of any other Borrower; and”

(v) The definition of “Permitted Contingent Obligations” in Section 1.1 of the Credit Agreement is hereby amended to add a new subsection b(xi) in alphabetical and numerical order to read as follows:

“(xi) other Contingent Obligations not permitted by clauses (b)(i) through (x) above, not to exceed $300,000 in the aggregate at any time outstanding.”

(vi) The definition of “Permitted Indebtedness” in Section 1.1 of the Credit Agreement is hereby amended by replacing the reference in subsection (c) to “$150,000” with “$300,000”.

(vii) The definition of “Permitted Indebtedness” in Section 1.1 of the Credit Agreement is hereby amended by deleting subsection (l) of the definition in its entirety and restating it to read as follows:

“(l) Indebtedness of any Borrower owing to any other Borrower; and”

(viii) The definition of “Permitted Indebtedness” in Section 1.1 of the Credit Agreement is hereby amended to add a new subsection (m) in alphabetical and numerical order to read as follows:

“(m) unsecured Debt not permitted by subsections (a) through (l) above in an aggregate principal amount not to exceed $300,000 at any one time outstanding.”

(ix) The definition of “Permitted Investments” in Section 1.1 of the Credit Agreement is hereby amended by replacing the reference in subsection (iv)(B) to “$250,000” with “$300,000”.

(x) The definition of “Permitted Investments” in Section 1.1 of the Credit Agreement is hereby amended by deleting subsection (ix) in its entirety and restating it to read as follows:

“(ix) Investments by (A) any Borrower in any other Borrower and (B) any Borrower in any other Subsidiary made in compliance with Section 4.11(c);”

(b) Revolving Loans and Borrowings (Section 2.1(b)(i)). The second to last sentence of Section 2.1(b)(i) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

“Borrower agrees and acknowledges that Agent shall adjust the Borrowing Base as necessary to ensure that the portion thereof attributable to Eligible Inventory does not exceed 40% of the Borrowing Base at any time.”

(c) Financial Statements and Other Reports (Section 4.1). Each reference in Section 4.1 of the Credit Agreement to “Borrowers’ and its Consolidated Subsidiaries’” and “Holdings’ and its Consolidated Subsidiaries’” is hereby deleted in its entirety and replaced with “Holdings’ and its Consolidated Subsidiaries’”.

(d) Consolidations, Mergers and Sales of Assets; Change of Control. Section 5.6(b) of the Credit Agreement is hereby amended by deleting Section 5 in its entirety and restating it to as follows:

“Section 5.6 “Consolidations, Mergers and Sales of Assets; Change in Control. No Borrower will, or will permit any Subsidiary to, directly or indirectly (a) consolidate or merge or amalgamate with or into any other Person, other than (i) mergers to consummate an acquisition permitted by subclauses (a), (b)(viii) and (b)(xii) of the definition of Permitted Investments and (ii) with not less than twenty (20) Business Days’ prior written notice to Agent (or such lesser amount of notice as Agent, in its sole discretion, may from time to time permit) mergers of any Subsidiary of a Borrower that is wholly-owned with and into a Borrower (with such Borrower as the surviving entity of such merger) or with and into any other Subsidiary of a Borrower that is wholly-owned or (b) consummate any asset dispositions other than (i) dispositions of Inventory in the Ordinary Course of Business and not pursuant to any bulk sale, (ii) dispositions of personal property assets (other than Accounts) for cash and fair value that the applicable Borrower determines in good faith is no longer used or useful in the business of such Borrower and its Subsidiaries, (iii) the granting of Liens that are Permitted Liens, (iv) licensing Intellectual Property in the Ordinary Course of Business, and (v) dispositions of personal property assets among Borrowers. No Borrower will suffer or permit to occur any Change in Control with respect to itself, any Subsidiary or any Guarantor other than Permitted Transfers with respect to such Persons.”

(e) Minimum Net Invoiced Revenues (Section 6.2). Section 6.2 of the Credit Agreement is hereby amended by adding a new sentence at the end of such Section to read as follows:

“Notwithstanding the foregoing, this Section 6.2 shall be in effect (and shall only be in effect) when the aggregate amount of cash and cash equivalents that is reflected on the balance sheet of Holdings and its Consolidated Subsidiaries as of the last day of any calendar quarter is less than $60,000,000, as demonstrated on the most-recent financial statements delivered to Agent in accordance with Section 4.1 of this Agreement.”

4. Enforceability. This Agreement constitutes the legal, valid and binding obligation of Borrowers, and is enforceable against Borrowers in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles. Each of the agreements, documents and instruments executed in connection herewith to which a Borrower is a party constitutes the legal, valid and binding obligation of such Borrower, and is enforceable against such Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

5. Confirmation of Representations and Warranties. New Borrower hereby (a) confirms that all of the representations and warranties set forth in Articles 3 and 9 of the Credit Agreement are true and correct with respect to New Borrower in all material respects (or if any representation is qualified with respect to materiality, in all respects) as of the date hereof, (b) covenants to perform its obligations under the Credit Agreement and other Financing Documents to which Borrowers are party, and (c) represents and warrants to Agent and the Lenders that it has good title to, or valid license or leasehold interests in, all of its respective Collateral, free and clear of any lien or security interest in favor of any other person or entity, other than Permitted Liens. Existing Borrower hereby (x) represents and warrants to Agent and Lenders that no Default or Event of Default has occurred and is continuing as of the date hereof, and (y) confirms that all of the representations and warranties set forth in Articles 3 and 9 of the Credit Agreement are true and correct in all material respects (or if any representation is qualified with respect to materiality, in all respects) with respect to Existing Borrower as of the date hereof (except insofar as such representations and warranties relate expressly to an earlier date), (y) covenants to perform its obligations under the Credit Agreement and other Financing Documents, and (z) specifically represents and warrants to Agent and the Lenders that it has good title to, or valid license or leasehold interests in, all of its respective Collateral, free and clear of any lien or security interest in favor of any other person or entity, other than Permitted Liens.

6. Organizational Authority. (i) The execution, delivery and performance by each Borrower of this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action and (ii) neither the execution, delivery or performance by Borrowers of this Agreement (1) violates any Law applicable to any Borrower, (2) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, except for such conflicts, breaches, terminations, defaults or accelerations that would not reasonably be expected to have a Material Adverse Effect, (3) results in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Collateral, (4) violates or conflicts with the by-laws or other organizational documents of any Borrower, or (5) requires the consent, approval or authorization of, or declaration or filing with, any other Person, except for those already duly obtained.

7. Conditions to Effectiveness. The obligation of Agent and Lenders to enter into this Agreement shall be subject to the satisfaction of the following conditions precedent that Agent shall have received the following documents, each duly executed by all of the parties thereto and each in form and substance reasonably satisfactory to Agent:

(a) this Agreement;

(b) the Third Amended and Restated Revolving Loan Note;

(c) updated schedules to the Credit Agreement that include such information relating to New Borrower as is necessary to make each of the representations and warranties set forth in the Credit Agreement true, correct and complete in all material respects (or if any representation or warranty is qualified with respect to materiality, in all respects) with respect to New Borrower on and as of the date hereof; and

(d) each other agreement, document and instrument set forth on the closing checklist attached hereto as Exhibit B as prepared by Agent or its counsel; and

(e) such other documentation which Agent or its counsel shall have reasonably requested pursuant to this Agreement.

8. Schedules. Borrowers hereby represent and warrant that the schedules attached hereto as Exhibit C include such information relating to New Borrower as is necessary to make each of the representations and warranties set forth in the Credit Agreement true, correct and complete in all material respects (or if any representation or warranty is qualified with respect to materiality, in all respects) with respect to New Borrower on and as of the date hereof. The attached schedules are hereby incorporated into the Credit Agreement as if originally set forth therein.

9. Costs, Fees and Expenses. In consideration of Agent’s agreement to enter into this Agreement, the Borrowers shall be responsible for the payment of all reasonable and out-of-pocket costs, fees and expenses of Agent’s counsel incurred in connection with the preparation of this Agreement and any related documents and required to be paid under Section 12.17 of the Credit Agreement.

10. Post-Closing. On or before the thirtieth (30th) calendar day following the date of this Agreement (or such later date as Agent, in its sole discretion, shall permit in writing), Borrowers shall deliver to Agent (a)(i) evidence of general liability insurance for New Borrower, (ii) evidence of property insurance for New Borrower, (iii) an endorsement to the general liability insurance policy of New Borrower naming Agent as an “additional insured” thereunder and (iv) an endorsement to the property insurance policy of New Borrower naming Agent as a “lender’s loss payee” thereunder and (b) a fully executed securities account control agreement in form and substance reasonably acceptable to Agent, entered into with Bank of America for each Securities Account of New Borrower in accordance with Section 5.14 of the Credit Agreement.

11. Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, (a) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import and (b) each reference in any other Financing Agreement to “the Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended by this Agreement.

12. Affirmation. Except as specifically amended pursuant to the terms hereof, the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.

13. No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Agent’s or Lenders’ rights and remedies in respect of such defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

14. Indemnities. Borrower hereby agrees that its obligation to indemnify and hold the Indemnitees harmless as set forth in the Credit Agreement shall include an obligation to indemnify and hold the Indemnitees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Indemnitees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of, any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of Borrower, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Agreement or any other document executed in connection herewith, other than arising out of such Indemnitees’ gross negligence or willful misconduct. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of this Agreement, the Credit Agreement and the other Financing Documents.

15. Incorporation of Credit Agreement Provisions. The provisions contained in Section 12.10 (Governing Law) and 12.11 (Jury Waiver) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

16. Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

17. Counterparts. This Agreement may be executed in any number of separate original counterparts (or telecopied counterparts with original execution copy to follow) and by the different parties on separate counterparts, each of which shall be deemed to be an original, but all of such counterparts shall together constitute one agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

18. Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of Borrower, Agent and Lenders and their respective successors and permitted assigns.

19. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

20. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(SIGNATURES APPEAR ON FOLLOWING PAGES)

(Signature Page to Joinder and Amendment No. 6 Regarding Credit Agreement)

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Agreement constitute an agreement executed under seal, each of the parties have caused this Agreement to be executed under seal the day and year first above mentioned.

EXISTING BORROWER:	SAGENT PHARMACEUTICALS, a Wyoming corporation

	By:	/s/ Jonathon Singer	(SEAL)
Jonathon Singer
Chief Financial Officer

(Signature Page to Joinder and Amendment No. 6 Regarding Credit Agreement)

NEW BORROWER:	SAGENT PHARMACEUTICALS, INC., a Delaware corporation

	By:	/s/ Jonathon Singer	(SEAL)
Jonathon Singer
Chief Financial Officer

(Signature Page to Joinder and Amendment No. 6 Regarding Credit Agreement)

AGENT:	MIDCAP FUNDING IV, LLC, a Delaware limited liability company

	By:	/s/ Brett Robinson	(SEAL)
Brett Robinson
Managing Director

(Signature Page to Joinder and Amendment No. 6 Regarding Credit Agreement)

LENDER:	MIDCAP FUNDING IV, LLC, a Delaware limited liability company

	By:	/s/ Brett Robinson	(SEAL)
Brett Robinson
Managing Director

(Signature Page to Joinder and Amendment No. 6 Regarding Credit Agreement)

LENDER:	SILICON VALLEY BANK, a California corporation

	By:	/s/ Mike Meier	(SEAL)
Mike Meier
Relationship Manager

EXHIBIT A

Collateral

The Collateral consists of all of New Borrower’s right, title and interest in and to the following, whether now owned or hereafter created, acquired or arising, and all proceeds and products of the following:

All goods, Accounts (including health-care insurance receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, securities accounts, fixtures, letter of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All of New Borrower’s books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, (i) the Collateral will not include: (A) New Borrower’s equity interests in Kanghong Sagent (Chengdu) Pharmaceutical Co., Ltd.; and (B) any rights or interest in any contract, lease, permit, license, charter or license agreement covering any asset of New Borrower if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the grant of a security interest or Lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement and such prohibition has not been waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been obtained (provided, that, the foregoing exclusions of this clause (B) shall in no way be construed (1) to apply to the extent that any described prohibition is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, (2) to limit, impair, or otherwise affect Agent’s continuing security interests in and liens upon any rights or interests of New Borrower in or to (x) monies due or to become due under any described contract, lease, permit, license, charter or license agreement (including any Accounts), or (y) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, charter or license agreement, or (3) to apply to the extent that any consent or waiver has been obtained that would permit the security interest or Lien notwithstanding the prohibition) and (C) assets owned by New Borrower on the date hereof or hereafter acquired that are subject to a Lien described in subclauses (h) or (i) of the definition of Permitted Lien if the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such assets and (ii) the security interest created hereby in equity interests constituting voting stock of any Foreign Subsidiary shall be limited to that portion of such voting stock that does not exceed 65% of the aggregate issued and outstanding voting stock of such Foreign Subsidiary.